Exhibit 99.1

FOR IMMEDIATE RELEASE

CIT DECLARES QUARTERLY DIVIDEND

NEW YORK – April 21, 2015 – CIT Group Inc. (NYSE: CIT), a leading provider of commercial lending and leasing services, today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per common share on its outstanding common stock. The common stock dividend is payable on May 29, 2015 to common shareholders of record as of May 15, 2015.

EDITOR’S NOTE:

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About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with more than $35 billion in financing and leasing assets. It provides financing, leasing and advisory services to its clients and their customers across more than 30 industries. CIT maintains leadership positions in middle market lending, factoring, retail and equipment finance, as well as aerospace, equipment and rail leasing. CIT’s U.S. bank subsidiary CIT Bank (Member FDIC), BankOnCIT.com, offers a variety of savings options designed to help customers achieve their financial goals. cit.com

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CIT MEDIA RELATIONS:

C. Curtis Ritter

Senior Vice President of Corporate Communications

(973) 740-5390

Curt.Ritter@cit.com

Matt Klein

Vice President, Media Relations

(973) 597-2020

Matt.Klein@cit.com

CIT INVESTOR RELATIONS:

Barbara Callahan

Senior Vice President

(973) 740 -5058

Barbara.Callahan@cit.com